                                                                     EXHIBIT 1.1


                                   34,000,000
                      SERIES B CONVERTIBLE PREFERRED STOCK

                                    2,000,000
                      SERIES A CONVERTIFBLE PREFERRED STOCK

                                    4,000,000
                              WARRANTS TO PURCHASE
                      SERIES A CONVERTIFBLE PREFERRED STOCK

                                AGENCY AGREEMENT



March ____, 2000


W.R. HAMBRECHT & COMPANY, LLC
550 Fifteenth Street
San Francisco, CA  94103

Ladies and Gentlemen:

         MD2patient, Inc., a Georgia corporation (the "Company"), proposes to issue and sell up to an aggregate of 34,000,000 shares (the "Series B Shares") of its authorized but unissued Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), 2,000,000 shares (the "Series A Shares," and together with the Series B Shares, the "Shares") of its authorized but unissued Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock," and together with the Series B Preferred Stock, the "Preferred Stock"), to the public at a price of $1.00 per share, and warrant to purchase 4,000,000 shares of Series A Preferred Stock (the "Warrants"), pursuant to a Form S-1 registered public offering (the "Offering"). This Agreement sets forth the terms under which W.R. Hambrecht & Company, LLC (sometimes referred to herein as "W.R. Hambrecht") will, as an agent of the Company, assist in the sale of the Shares and the Warrants in the Offering. The Preferred Stock and the Warrants are more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company hereby confirms as follows its agreement with W.R. Hambrecht in connection with the proposed offer and sale of the Shares and the Warrants.

         1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-91619), including the related preliminary prospectus, for the registration under the

Securities Act of 1933, as amended (the "Act"), of the Shares and the Warrants. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus heretofore filed by the Company with the Commission have been delivered to W.R. Hambrecht.

         The term "Registration Statement" as used in this Agreement shall mean such registration statement, including all exhibits and financial statements, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Shares and the Warrants (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any rule 462(b) registration statement). The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares and the Warrants first filed with the Commission pursuant to Rule 424(b) (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended, and, if applicable, shall also mean an electronic Prospectus as defined in Section 5(f) hereof. The term "Preliminary Prospectus" as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to W.R. Hambrecht copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Act.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to W.R. Hambrecht, as of the date hereof and the Effective Date, as follows:

                  (A) Neither the Commission nor any state securities commission of a state in which the Company is offering Shares or Warrants has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order. The Registration Statement and the Prospectus comply in all material respects, with the provisions of the Act and the rules and regulations of the Commission thereunder. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and on the Effective Date the Prospectus did not contain any untrue statement of a material fact


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

and did not omit to state any material fact, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of W.R. Hambrecht expressly for use in the Registration Statement or Prospectus.

                  (B) Each of the Company and its subsidiaries (i) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, having full power and corporate authority, to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus; and (ii) is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole). Except as disclosed in the Prospectus, the Company and its subsidiaries do not own any capital stock or other equity securities in any entity.

                  (C) The Company had the duly authorized and validly issued outstanding capitalization set forth under the caption "Capitalization" in the Prospectus as of the date(s) indicated therein. The securities of the Company conform to the descriptions thereof contained in the Prospectus. The form of certificates for the Shares and the form of Warrants conform to the corporate law of the jurisdiction of the Company's incorporation. The outstanding shares of capital stock (other than the Shares) have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as referred to in the Prospectus, as of the date(s) indicated in the Prospectus, there are no outstanding options, warrants, rights or other arrangements requiring the Company at any time to issue any capital stock. Except as referred to in the Prospectus, no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares or the Warrants, and neither the filing of the Registration Statement nor the offering or sale of the Shares or the Warrants as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to, the registration of any securities of the Company. The Shares and the Warrants are duly authorized, and will be, when sold to the public as provided herein, validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares or the Warrants as contemplated herein. The outstanding shares of capital stock or ownership interests of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and, except as


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

otherwise disclosed in the Prospectus, are solely owned by the Company free and clear of all liens, encumbrances and equities and claims; and, except as disclosed in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiaries are outstanding. All offers and sales by the Company of the Company's securities prior to the date hereof were at all relevant times duly registered under or exempt from the registration requirements of the Act and were duly registered in accordance with or the subject of an available exemption from registration under the applicable blue sky laws. The Company has not affected any sales of securities that would be required to be disclosed in response to Item 701 of Regulation S-K that are not disclosed in the Registration Statement.

                  (D) The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of W.R. Hambrecht, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein, its application of the net proceeds of the Offering in the manner set forth under the caption "Use of Proceeds" or the conduct of its business as described in the Prospectus, conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) the articles of incorporation or bylaws of the Company or any of its subsidiaries, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which its respective property is subject or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries, or their activities or properties, which would materially and adversely affect the business or properties of the Company and its subsidiaries taken as a whole.



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

                  (E) The financial statements of the Company and its subsidiaries and the related notes and schedules thereto included in the Registration Statement and the Prospectus fairly present the financial position, results of operations, stockholders' equity and cash flows of the Company and its subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles. The summary and selected financial and statistical data included in the Registration Statement and the Prospectus present fairly the information shown therein and such data have been prepared on a basis consistent with the financial statements contained therein and in the books and records of the Company.

                  (F) Ernst & Young LLP, who have certified the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the rules and regulations promulgated thereunder.

                  (G) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (H) The Company and its subsidiaries have filed all necessary federal, state and local income, franchise and other material tax returns and has paid all taxes shown as due thereunder, and the Company and its subsidiaries have no tax deficiency that has been or, to their knowledge, which might be assessed against the Company and its subsidiaries which, if so assessed, would materially and adversely affect the business or properties of the Company and its subsidiaries, taken as a whole. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company and its subsidiaries.

                  (I) Except as disclosed in the Prospectus, there is no action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign,


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which (i) questions the validity of the capital stock of the Company or this
Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement are accurately summarized in all material respects), or (iii) may have a material adverse affect upon the business operations, financial conditions or income of the Company and its subsidiaries, taken as a whole.

                  (J) All executed agreements or copies of executed agreements filed or incorporated by reference as exhibits to the Registration Statement to which the Company or any of its subsidiaries is a party or by which it is bound or to which its assets, properties or businesses are subject have been duly and validly authorized, executed and delivered by the Company or such subsidiary and constitute the legal, valid and binding agreements of the Company or such subsidiary enforceable by and against it in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by the Act and the rules and regulations promulgated thereunder, and there are no contracts or other documents which are required by the Act or the rules and regulations promulgated thereunder to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

                  (K) Since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus or the Registration Statement which has not been set forth in an effective supplement or amendment to the Prospectus or the Registration Statement.

                  (L) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under, any term or provision of (i) its articles of incorporation, bylaws or operating agreement, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, the effect of which breach or default singly or in the aggregate may have a material adverse effect on the business, management, properties, assets, rights, operations, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or such


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subsidiary or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or such subsidiary or its activities or properties and the effect of which breach or default singly or in the aggregate may have a material adverse effect on the business, management, properties, assets, rights, operations, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

                  (M) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

                  (N) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is imminent.

                  (O) Each of the Company and its subsidiaries owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, computer programs, source code, object code, databases, devices, techniques, methods, processes, procedures, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the "Rights") necessary for the conduct of its business as it is currently being conducted. To the Company's knowledge, no claims have been asserted against the Company or any of its subsidiaries by any person with respect to the use of any such Rights or challenging or questioning the validity or effectiveness of any such Rights. The continued use of the Rights in connection with the business and operations of the Company and its subsidiaries does not, to the knowledge of the Company and its subsidiaries, infringe on the rights of any person, which, if the subject of an unfavorable decision, ruling or filing, would have a material adverse effect on the condition, business or properties of the Company and its subsidiaries taken as a whole.

                  (P) The Company and its subsidiaries are conducting their businesses in compliance with all applicable laws, ordinances or governmental rules or regulations of the jurisdictions in which they are conducting business, except where failure to be so in compliance would not materially and adversely affect the business or properties of the Company and its subsidiaries, taken as a whole. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to qualify or exempt the Shares and the Warrants for public offering under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.


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

                  (Q) Neither the Company nor any of its subsidiaries is, or after giving effect to the issuance and sale of the Shares and the Warrants by the Company will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  (R) The Company and its subsidiaries have good and valid title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, encumbrances, security interests, equities, claims and defects, except such as are described in the Registration Statement and Prospectus, or such as are not materially important in relation to the business of the Company and its subsidiaries when taken in the aggregate. The Company has valid leases for the properties described in the Prospectus as leased by it, enforceable against the Company and free and clear of all liens, encumbrances, security interests, equities, claims and defects, except such as are described in the Registration Statement and Prospectus, or such as are not material and do not interfere in any material respect with the use made by the Company and its subsidiaries thereof. The Company and its subsidiaries own or lease all such properties as are necessary to their operations as currently conducted, as such current operations are set forth in the Registration Statement and the Prospectus and the properties and business of the Company and its subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (S) Each of the Company and its subsidiaries holds all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and other governmental or regulatory authorities necessary to the ownership, leasing and operation of its properties or required for the present conduct of its business, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and the Company and its subsidiaries are in compliance therewith in all material respects, except where the failure so to obtain, maintain or comply with would not have a materially adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (T) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "Pension


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Plan" for which the Company and its subsidiaries would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (U) No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or its subsidiaries, on the other hand, which is required to be described in the Prospectus that is not so described.

                  (V) Neither the Company nor any of its subsidiaries, nor to the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1972; or made any bribe, rebate, payoff, influence, payment, kickback or other unlawful payment.

                  (W) The business, operations and facilities of the Company and each of its subsidiaries have been and are being conducted or operated in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, pollution, protection of health or the environment (including, without limitation, those relating to emissions, discharges, release or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property in which the Company or any of its subsidiaries has or has had any interest, whether owned or leased, of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except for such failures to so comply as would not, individually or in the aggregate, have a material adverse effect on the business of the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has received any notice from a governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances or damage to natural resources).

                  (X) Neither the Company nor any of its subsidiaries, nor to the Company's knowledge any officer or employee of the Company or any of its subsidiaries is a party to any contract or commitment that restricts in any material respect the ability of the Company, any of its subsidiaries or such individual to engage in the business of the Company or such subsidiary as described in the Registration Statement and the Prospectus.

                  (Y) Any certificate signed by any officer of the Company on behalf of the Company and delivered to W.R. Hambrecht or to counsel for W.R. Hambrecht shall be deemed a representation and warranty of the Company hereunder to W.R. Hambrecht as to the matters covered thereby.

         3.       SALE AND DELIVERY OF THE SHARES AND THE WARRANTS.


                  (A) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Shares and the Warrants through W.R. Hambrecht, as agent for the Company, to the public, and W.R. Hambrecht agrees to sell the Shares, as agent for the Company, to the public at the price of $1.00 per share (the "Public Offering Price"), upon the terms and conditions set forth in the Prospectus. W.R. Hambrecht makes no representations as to the number of Shares or Warrants it will sell. The Company acknowledges and agrees that W.R. Hambrecht is not obligated to purchase any of the Shares or the Warrants and that there is no firm commitment to sell any certain number of the Shares or the Warrants by W.R. Hambrecht. The Company agrees to pay W.R. Hambrecht a fee (the "Selling Commission") equal to (i) 8.0% of the aggregate sales price of the first 6,250,000 Shares sold and (ii) for any Shares sold after the first 6,250,000 Shares are sold, the greater of (1) 3.0% of the aggregate sales price of all Shares sold or (2) $500,000.


                  (B) W.R. Hambrecht shall receive all funds resulting from the sales of Shares by the Company (through W.R. Hambrecht as agent for the Company) to investors in the Offering and shall transmit all such funds to an interest bearing account with SunTrust Bank, a Georgia banking corporation (the "Escrow Agent"), by noon (San Francisco time) of the next business day following the debit of such funds from such investors' brokerage account with W.R. Hambrecht in exchange for such Shares by such investors. The escrow procedures established by W.R. Hambrecht, the Company and the Escrow Agent shall comply with Commission Rule 15c2-4 promulgated under the Exchange Act and W.R. Hambrecht shall comply with Rule 15c2-4. Only broker/dealers who are either (i) members in good standing of the NASD that are registered with the

NASD and maintain net capital pursuant to Rule 15c3-1 promulgated under the Exchange Act of not less than $25,000 or (ii) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Exchange Act, who have agreed not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein shall be designated selected dealers by W.R. Hambrecht. W.R. Hambrecht shall require all selected dealers to comply with Rule 15c2-4.

                  (C) On or before the third business day following the Company's and W.R. Hambrecht's notification to the Escrow Agent that 5,000,000 Series B Shares have been sold and the Escrow Agent has received cash or cleared funds for 5,000,000 Series B Shares prior to December 31, 2000 (the "Offering Termination Date"), an initial closing (the "Initial Closing") on the sale of such Series B Shares shall take place at such time and place as is mutually agreed upon by the Company and W.R. Hambrecht, provided that the other conditions to the obligations of W.R. Hambrecht and the Company set forth in Sections 6 and 7 hereof have been satisfied. Following the Initial Closing, the Company and W.R. Hambrecht shall mutually agree upon the time and place for additional closings (each a "Closing," and together with the Initial Closing, the "Closings") on the sale of Series A Shares, Warrants and additional Series B Shares sold prior to the Offering Termination Date, provided that the other conditions to the obligations of W.R. Hambrecht and the Company set forth in Sections 6 and 7 hereof have been satisfied. In the event that 5,000,000 Series B Shares are not sold by the Company in the Offering prior to the earlier of (i) the Offering Termination Date and (ii) the receipt by the Company of an order from the Commission granting the withdrawal of the Registration Statement (the "Registration Statement Withdrawal"), all funds held by the Escrow Agent will be promptly refunded to the investors in full, without deduction therefrom in accordance with the terms of the Escrow Agreement. During the period of escrow described above, investors in the Offering will not have the right to demand a refund of the funds placed on their behalf of by W.R. Hambrecht with the Escrow Agent. Until such time as the funds have been released from escrow (either to the Company or the investors, as the case may be) investors will not be deemed shareholders of the Company. The funds in escrow will be held for the benefit of the investors until released to the Company and will not be subject to creditors of the Company.

                  (D) At each of the Closings, the Company shall deliver to W.R. Hambrecht certificates for the Shares in such denominations and in such name or names as W.R. Hambrecht may request at least one business day before such Closing against payment to the Company by the Escrow Agent, on behalf of the purchasers of such Shares (by wire transfer or other immediately available funds acceptable to the Company) of the Public Offering Price of such Shares, less the Selling Commission owed by the Company to W.R. Hambrecht in accordance with Section 3(a) hereof. Such Selling Commission shall be paid to W.R. Hambrecht at each of the Closings by the Escrow Agent (by wire transfer or other immediately available funds acceptable to W.R.

Hambrecht). At each of the Closings involving the sale of Warrants, the Company shall deliver to W.R. Hambrecht Warrants in such denominations and in such name or names as W.R. Hambrecht may request at least one business day before such Closing.

         4.       OFFERING BY W.R. HAMBRECHT.

                  (A) It is understood that, after the Registration Statement becomes effective, W.R. Hambrecht proposes to sell the Shares and the Warrants to the public as agent for the Company upon the terms and conditions set forth in the Prospectus, such selling efforts to include receiving, handling and disbursing all payments from investors and delivering the Warrants and the certificates for the Shares to the investors once received by the Company pursuant to Section 3(d) above. Upon written notice provided by the Company to W.R. Hambrecht, W.R. Hambrecht hereby agrees to suspend its selling efforts until it has received written notice from the Company that it may continue its selling efforts in accordance with this Agreement and upon the terms and conditions set forth in the Prospectus.

                  (B) The information set forth under the caption "Plan of Distribution" in the Registration Statement, any Preliminary Prospectus and the Prospectus (insofar as such information relates to W.R. Hambrecht or related persons) constitutes the only information furnished by W.R. Hambrecht to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and W.R. Hambrecht represents and warrants to the Company that the statements made therein (insofar as they relate to W.R. Hambrecht or related persons) are correct and do not omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (C) W.R. Hambrecht hereby represents and warrants that it is registered as a broker-dealer under federal securities laws and under state securities laws in all fifty States of the United States of America and that it will act as a broker-dealer required in order for offers and sales of Shares and Warrants to comply with all applicable federal and state securities laws in the States specified by the Company.

         5. COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:

                  (A) The Company will not file with the Commission any amendment to the Registration Statement or supplement to the Prospectus (i) of which W.R. Hambrecht shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing W.R. Hambrecht shall not have given its consent or (ii) which is not in compliance with the Act or the rules and regulations of the Commission thereunder.

                  (B) As soon as the Company is advised or obtains knowledge thereof, the Company will advise W.R. Hambrecht (i) of any request made by the Commission for amendment of the Registration Statement, for supplement to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the institution or threat of any action, investigation or proceeding for that purpose, or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares or the Warrants for sale in any jurisdiction, or the receipt by it of notice of the initiation or threatening of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting or withdrawal thereof as soon as possible.

                  (C) The Company will (i) on or before each date of delivery of and payment to the Company (whether from escrow or otherwise) for any Shares or Warrants hereunder (each such date a "Closing Date" and collectively, the "Closing Dates"), deliver to W.R. Hambrecht a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement became effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any to the Registration Statement (together with, in each case, all exhibits thereto unless previously delivered to W.R. Hambrecht), (ii) as promptly as possible deliver to W.R. Hambrecht, at such office as W.R. Hambrecht may designate, as many copies of the Prospectus as W.R. Hambrecht may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by W.R. Hambrecht or dealers, likewise send to W.R. Hambrecht as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as W.R. Hambrecht may reasonably request for the purposes contemplated by the Act.

                  (D) If at any time (i) during the period in which a prospectus is required by law to be delivered by W.R. Hambrecht or dealers or
(ii) prior to the Offering Termination Date any event relating to or affecting the Company, or of which the Company shall be advised in writing by W.R. Hambrecht, shall occur as a result of which it is necessary to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Shares or the Warrants, the Company will, subject to Section 5(a) hereof, forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. The Company authorizes W.R. Hambrecht to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares or Warrants by W.R. Hambrecht as agent for the Company in accordance with this Agreement and the applicable provisions of the Act and the applicable rules and regulations thereunder for such period.

                  (E) Prior to the filing thereof with the Commission, the Company will submit to W.R. Hambrecht, for its information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

                  (F) The Company shall cause to be prepared and delivered, at its expense, promptly following the effective date of this Agreement, to W.R. Hambrecht an "electronic Prospectus" to be used by W.R. Hambrecht in connection with the Offering. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, reasonably satisfactory to W.R. Hambrecht, that may be transmitted electronically by W.R. Hambrecht to offerees and purchasers of the Shares or the Warrants for at least the Prospectus delivery period; (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, reasonably satisfactory to W.R. Hambrecht, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the system as a whole and for online time). Such electronic Prospectus may consist of a Rule 434 preliminary prospectus, together with the applicable term sheet, provided that it otherwise satisfies the format and conditions described in the immediately preceding sentence.

                  (G) The Company will use its best efforts to qualify the Shares and the Warrants for offer and sale under the securities or blue sky laws of such jurisdictions as the Company may designate, will provide written notification to W.R. Hambrecht of the jurisdictions in which the Shares and the Warrants are qualified for offer and sale, and, during the period in which a prospectus is required by law to be delivered by W.R. Hambrecht or a dealer, will maintain such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be required to qualify as a foreign corporation or file any general consent to service of process in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as W.R. Hambrecht may reasonably request for distribution of the Shares or the Warrants or for so long a period as the Company desires to offer Shares or Warrants in such jurisdictions. The Company will immediately notify W.R. Hambrecht when the Shares or Warrants are no longer qualified for offer and sale in a particular jurisdiction and when it desires WR Hambrecht to cease selling Shares or Warrants in a particular jurisdiction.

                  (H) The Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to W.R. Hambrecht of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 5 to be so furnished, (iii) the printing of this Agreement and related documents delivered to W.R. Hambrecht, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 5,
(v) blue sky fees and related disbursements (including reasonable counsel fees and disbursements and cost of printing memoranda) in qualifying the Shares and the Warrants under state securities or blue sky laws, and (vi) the printing and issuance of stock certificates, including the transfer agent's fees.

                  (I) The Company agrees to reimburse W.R. Hambrecht, for the account of the W.R. Hambrecht, for blue sky fees and related disbursements (including reasonable counsel fees and disbursements and cost of printing memoranda for W.R. Hambrecht) paid by or for the account of W.R. Hambrecht or its counsel in qualifying the Shares and the Warrants under state securities or blue sky laws and in the review of the offering by the NASD.

                  (J) As soon as practicable, but in any event not later than 45 days after the end of the first fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the rules and regulations promulgated under the Act an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of
Section 11(a) of the Act and Rule 158(a) of the rules and regulations promulgated thereunder.

                  (K) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Preferred Stock and Warrants.

                  (L) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                  (M) The Company will timely file all such reports, forms or other documents as may be required from time to time, under the Act, the rules and regulations promulgated thereunder, the Exchange Act, and the rules and regulations promulgated thereunder, and all such reports, forms and documents filed will comply in all material respects as to form and substance with the applicable requirements under the Act, the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder.

                  (N) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a "company" controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (O) The Company will reserve and keep available that maximum number of its authorized but unissued shares of common stock, par value $.01 per share ("Common Stock"), which are issuable upon conversion of the Preferred Stock or upon exercise of the Warrants outstanding from time to time. The Company will reserve and keep available that minimum number of its authorized but unissued shares of Series A Preferred Stock, which are issuable upon conversion of the Series B Preferred Stock or upon exercise of the Warrants outstanding from time to time.

                  (P) The Company will notify W.R. Hambrecht promptly of any material adverse change affecting any of its representations, warranties, agreements and indemnities herein at any time during the term of this Agreement.

         6. CONDITIONS OF W.R. HAMBRECHT'S OBLIGATIONS. The obligations of W.R. Hambrecht under this Agreement are subject to the performance by the Company on and as of each Closing Date, of its covenants and agreements hereunder, and the following additional conditions:

                  (A) The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or W.R. Hambrecht, shall be contemplated by the Commission.

                  (B) W.R. Hambrecht shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state a fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in an effective supplement or amendment, (iii) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus to the extent required under the Act, (iv) there are not pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is subject which are material and which are not disclosed in the Registration Statement and the Prospectus to the extent required under the Act, (v) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, and (vi) the representations and warranties of the Company herein are true and correct in all material respects as of each Closing Date.

                  (C) On or prior to each Closing Date, the legality and sufficiency of the sale of the Shares and the Warrants hereunder and the validity and form of the certificates representing the Shares and the Warrants, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to such Closing Date by Bass, Berry & Sims PLC, counsel for W.R. Hambrecht. W.R. Hambrecht shall have received from counsel to W.R. Hambrecht, such opinion or opinions with respect to the issuance and sale of the Shares and the Warrants, the Registration Statement and the Prospectus and such other related matters as W.R. Hambrecht reasonably may request and such counsel shall have received such documents and other information as they reasonably request to enable them to pass upon such matters.

                  (D) On each Closing Date, W.R. Hambrecht shall have received an opinion addressed to W.R. Hambrecht, dated such Closing Date, of Alston & Bird LLP, counsel to the Company ("Company Counsel"), to the effect set forth below:

                           (I) Each of the Company and its corporate subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and corporate authority, under the Georgia Business Corporation Code, to own or lease its properties and to conduct its business as such current business is set forth in the Registration Statement and the Prospectus, and the Company is duly qualified to do business as a foreign corporation and is validly existing in the State of Tennessee;

                           (II) The Company has authorized and outstanding capital stock in the number and classes as set forth under the heading "Capitalization" in the Prospectus. The securities of the Company conform in all material respects to the description thereof contained in the Prospectus. Proper corporate proceedings have been validly taken to authorize the Company's authorized capital stock and all outstanding shares of such capital stock have been duly authorized and validly issued by the Company, are fully paid and nonassessable. No preemptive rights, rights of first refusal or other rights exist with respect to the Shares or the Warrants, or the issue and sale thereof, pursuant to the Company's articles of incorporation or bylaws and, there are to the knowledge of such counsel no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the Shares or the Warrants.

                           (III) The outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company, to such counsel's knowledge, free and clear of all liens, encumbrances and equities and claims; and, to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiaries are outstanding.

                           (IV) To such counsel's knowledge, there are no rights of any holders of the Company's securities, not effectively satisfied or waived, to require registration under the Act of any of the Company's securities or other securities of the Company in connection with the filing of the Registration Statement or with the offer or sale of the Shares or the Warrants;

                           (V) The Company has the corporate power and corporate authority, under the Georgia Business Corporation Code, to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company.

                          (VI) The execution and delivery by the Company of this Agreement does not, and if the Company were now to perform its obligations under this Agreement such performance would not, result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any contractual lien, charge or encumbrance upon any property or assets of the Company pursuant to, the terms of the certificate of incorporation or bylaws of the Company or any of its corporate subsidiaries; the terms of any material indenture, mortgage, deed of trust, voting trust agreement, stockholder's agreement, note agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it is bound or to which its properties are subject; any existing federal or state statute, rule or regulation to which the Company or any of its subsidiaries is subject, which would materially and adversely affect the business or properties of the Company and its subsidiaries taken as a whole; or any judicial or administrative judgment, decree or order, known to such counsel to which the Company or any of its subsidiaries is subject, which would materially and adversely affect the business or properties of the Company and its subsidiaries taken as a whole;

                           (VII) No consent, approval, authorization or order of any governmental authority of the United States or the State of Georgia is required for the consummation of the transactions contemplated in this Agreement, except such as have been obtained under the Act or may be required by the NASD under state securities or Blue Sky laws in connection with the issuance and sale of the Shares and the Warrants by the Company pursuant to this Agreement;

                           (VIII) The Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or are pending or are threatened or contemplated by the Commission;

                           (IX)     The Registration Statement and the
                  Prospectus (except for the financial statements, schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder;

                           (X) The descriptions contained and summarized in the Registration Statement and the Prospectus of written franchises, contracts, leases, documents, or any threatened legal or governmental actions, suits or proceedings, are accurate in all material respects and fairly represent in all material respects the information required to be shown by the Act and the rules and regulations of the Commission thereunder. To the knowledge of such counsel, there are no written franchises, contracts, leases, documents, or any threatened legal or governmental actions, suits or proceedings, which are required by the Act and the rules and regulations of the Commission thereunder to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

                           (XI) The statements in the Prospectus under the caption "Description of Capital Stock" in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information required under the Act and the rules and regulations promulgated thereunder (the "Act and Rules") with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein to the extent required by the Act and Rules;

                           (XII) Good and valid title to the Shares and the Warrants sold in the Offering, free and clear of all liens, encumbrances, equities, security interests and claims of which counsel has knowledge, has been transferred to the purchasers in the Offering, assuming for the purpose of this opinion that such purchasers purchased the same in good faith without notice of any liens, encumbrances, equities, security interests or adverse claims; and

         In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with the Company's independent public accountants, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and the Prospectus and (without taking any further action to verify independently the statements made in the Registration Statement and the Prospectus and, except as stated in the foregoing opinion, without assuming responsibility for the accuracy, completeness or fairness of such statements) nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement as of the date it is declared effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and as of the applicable Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. References to the Registration Statement and the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

                  (E) W.R. Hambrecht shall have received from Ernst & Young LLP a letter or letters, addressed to W.R. Hambrecht and dated each Closing Date, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to W.R. Hambrecht concurrently with the execution of this Agreement (the "Original Letter"), but carried out to a date not more than three business days prior such Closing Date (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of such Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries, which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in an effective supplement or amendment.

                  (F) On each Closing Date, W.R. Hambrecht shall have received a certificate, dated such Closing Date or such later date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, (i) stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any amendments or supplements thereto and this Agreement, and that the statements included in clauses (i) through (xii) of paragraph (d) of this Section 6 are true and correct, and (ii) representing and warranting that the representations and warranties of the Company pursuant to Section 2 of this Agreement are true and correct as of each such Closing Date.

                  (G) W.R. Hambrecht shall have been furnished evidence reasonably satisfactory to W.R. Hambrecht from the appropriate authorities of the several jurisdictions of the qualification referred to in paragraph (g) of
Section 5 hereof.

         7.       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

                  (A) The obligations of the Company to deliver the Shares and the Warrants shall be subject to the conditions that (i) the Registration Statement shall have become effective and (ii) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

                  (B) The Company shall have been furnished evidence reasonably satisfactory to the Company from the appropriate authorities of the several jurisdictions of the qualification referred to in paragraph (g) of
Section 5 hereof.

         8.       INDEMNIFICATION AND CONTRIBUTION.

                  (A)      Subject to the provisions of paragraph (d) of this
Section 8, the Company agrees to indemnify and hold harmless W.R. Hambrecht (and any person participating in the distribution who is deemed to be an underwriter (as defined in Section 2(11) of the Act) and each person (including each member or officer thereof), if any, who controls W.R. Hambrecht within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such indemnified parties or any of them may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, and the Company agrees to reimburse W.R. Hambrecht and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages, or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading; provided, however, that the indemnity agreement of the Company contained in this paragraph (a) shall not apply to any such loss, claim, damage, liability or action if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of W.R. Hambrecht expressly for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in
Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery and payment for the Shares and the Warrants.

                  (B) W.R. Hambrecht agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstance under which they were made, not misleading, in each case to the extent, but only to the extent, that such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing by or on behalf of W.R. Hambrecht to the Company expressly for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement of W.R. Hambrecht contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery and payment for the Shares and the Warrants.

                  (C) Each party indemnified under the provisions of paragraph (a) or (b) of this Section 8 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, such indemnified party will promptly notify any party or parties from whom indemnification may be sought hereunder of the commencement thereof in writing. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give such notice if the party to whom such notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which such notice would have related and was prejudiced by the failure to give the notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party or parties against which a claim is to be made will be entitled, at its own expense, to participate in the defense of such action, suit, investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of notice from the indemnified party or parties of an action, suit, investigation or inquiry to which indemnity may be sought, to assume the entire defense thereof (alone or in conjunction with any other indemnifying party or parties), at its own expense, in which case such defense shall be conducted by counsel reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties has reasonably concluded that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct such defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 9 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless
(i) the indemnified party has employed such counsel in connection with the assumption of different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. If no such notice to assume the defense of such action has been given within a reasonable time of the indemnified party's or parties' notice to such indemnifying party or parties, the indemnifying party or parties shall be responsible for any reasonable legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

                  (D) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) referred to in paragraphs (a) and (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties from the offering of the Shares and the Warrants or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and W.R. Hambrecht, on the other, shall be deemed to be in the same proportion as the total net proceeds from the

Offering of the Shares and the Warrants (before deducting expenses) and the total Selling Commissions received by W.R. Hambrecht, bear to the aggregate Public Offering Price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable consideration referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), W.R. Hambrecht shall not be required to contribute any amount in excess of the Selling Commissions applicable to the Shares sold by the Company through W.R. Hambrecht as agent for the Company hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), it will promptly notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 8). The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

                  (E) No indemnifying party will without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any person who controls W.R. Hambrecht within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         9. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 8 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis W.R. Hambrecht for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 8 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 9 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent that any such payment is ultimately held to be improper, W.R. Hambrecht shall promptly refund it and
(ii) W.R. Hambrecht shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         10. REPRESENTATIONS, ETC. TO SURVIVE DELIVERY. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers, and W.R. Hambrecht, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of W.R. Hambrecht, and will survive delivery of and payment for the Shares and the Warrants. Any successors to W.R. Hambrecht shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

         11.      TERMINATION.

                  (A) This Agreement may be terminated by the Company by giving notice to W.R. Hambrecht that (i) the conditions specified in paragraphs
(a) through (b) of Section 7 have not been fulfilled or (ii) the receipt by the Company of an order from the Commission granting the withdrawal of the Registration Statement.

                  (B) This Agreement may be terminated by W.R. Hambrecht by giving notice to the Company because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein (including, without limitation, the conditions set forth in paragraphs (a) through (g) of Section 6), or to comply with any provision hereof other than by reason of a default by W.R. Hambrecht.

                  (C)      If this agreement is terminated pursuant to this
Section 11, there shall be no liability of the Company to W.R. Hambrecht and no liability of W.R. Hambrecht to the Company; provided, however, that in the event of any such termination, the Company agrees to pay all fees owed pursuant to
Section 3(a) and to indemnify and hold harmless W.R. Hambrecht from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including any costs and expenses referred to in paragraphs (h) and (i) of Section 5. Additionally, if this Agreement is terminated prior to the Initial Closing, the Company will reimburse W.R. Hambrecht severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by W.R. Hambrecht in connection with the transactions contemplated hereby. Notwithstanding any termination of this agreement, the provisions of this Section 11(c) and Section 8 hereof shall survive and remain in full force and effect.

         12. NOTICES. All communications hereunder shall be in writing and if sent to W.R. Hambrecht shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter to W.R. Hambrecht & Company, LLC at 550 Fifteenth Street, San Francisco, California 94103 or, if sent to the Company, shall be mailed or delivered or telegraphed and confirmed to the Company at 501 Corporate Centre Drive, Suite 200, Franklin, TN 37067.

         13. SUCCESSORS. This agreement shall incur to the benefit of and be binding upon the Company and W.R. Hambrecht and, with respect to the provisions of Section 8 hereof, the several parties (in addition to the Company and W.R. Hambrecht) indemnified under the provisions of said Section 8, and their respective personal representatives successors and assigns. Nothing in this agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this agreement, or any provisions herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares or Warrants from the Company.

         14. COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate W.R. Hambrecht's acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                                  Very truly yours,
                                                  MD2PATIENT, INC.


                                                  By:
                                                     ---------------------------
                                                     John E. Blount
                                                     President and Secretary
Accepted as of the date first above written:

W.R. HAMBRECHT & COMPANY, LLC



By:  W.R. Hambrecht & Company, LLC


By:
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Title:
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